Exhibit 99.1

Media Relations: Constance Griffiths (949) 231-4207	Investor Relations: Kris Sennesael (949) 231-4247

Skyworks Reports Q3 FY23 Results

•Delivers Revenue of $1.071 Billion
•Posts GAAP Diluted EPS of $1.22 and Non-GAAP Diluted EPS of $1.73
•Generates Quarterly Operating Cash Flow of $305.7 Million and Record Year-to-Date Operating Cash Flow of $1.491 Billion
•Guides to Double-Digit Sequential Revenue and Non-GAAP Diluted EPS Growth in Q4 FY23
•Increases Quarterly Dividend by 10% to $0.68 Per Share
IRVINE, Calif., Aug. 7, 2023 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog and mixed signal semiconductors connecting people, places and things, today reported third fiscal quarter results for the period ended June 30, 2023.
Revenue for the third fiscal quarter of 2023 was $1.071 billion. On a GAAP basis, operating income for the third fiscal quarter was $230.7 million with diluted earnings per share of $1.22. On a non-GAAP basis, operating income was $326.6 million with non-GAAP diluted earnings per share of $1.73.
“Skyworks’ resilient business model and disciplined execution enabled us to deliver record operating and free cash flow for the first three quarters of the fiscal year,” said Liam K. Griffin, chairman, chief executive officer and president of Skyworks. “Our targeted investments in next-generation technologies are generating solid momentum going into the second half of calendar year 2023.”

Third Fiscal Quarter Business Highlights
•Secured 5G content for Android smartphones across all tiers with Google, Samsung, Oppo, Vivo and Xiaomi
•Delivered Sky5® platforms for leading North American carriers’ 5G customer premise equipment
•Supported the launches of Wi-Fi 7 tri-band routers with NETGEAR and TP-Link
•Powered Bell’s Wi-Fi 6E Giga Hub home gateway
•Provided 5 GHz cognitive wireless audio system on chip solutions supporting Samsung Q-Symphony soundbars
•Enabled 5G small cell deployments with a top North American operator
•Ramped timing solutions for AI data centers at a leading cloud provider
•Captured designs for telematics applications at domestic and China-based OEMs
•Leveraged our expanding power isolation portfolio with a leading EV supplier
Fourth Fiscal Quarter 2023 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this earnings release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“We expect double-digit sequential revenue and earnings growth in the September quarter,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Specifically, in the fourth fiscal quarter of 2023, we anticipate revenue to be between $1.190 billion and $1.240 billion with non-GAAP diluted earnings per share of $2.10 at the midpoint of our revenue range, representing sequential revenue and non-GAAP diluted earnings per share growth of 13% and 21%, respectively. In addition, given our conviction in Skyworks’ business outlook and strong cash flow generation, we are announcing another substantial increase to our quarterly dividend.”

Dividend Increase and Payment
Skyworks’ board of directors has declared a cash dividend of $0.68 per share of the Company’s common stock, representing a 10% increase from the prior quarterly dividend of $0.62 per share. The dividend is payable on Sept. 19, 2023, to stockholders of record at the close of business on Aug. 29, 2023.
Skyworks’ Third Quarter 2023 Conference Call
Skyworks will host a conference call with analysts to discuss its third quarter fiscal 2023 results and business outlook today at 4:30 p.m. EDT. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (888) 259-6580 (North America) or (416) 764-8624 (international), Conference ID: 68796788.
Playback of the conference call will begin at 9 p.m. EDT on Aug. 7, 2023, and end at 9 p.m. EDT on Aug. 14, 2023. The replay will be available on Skyworks’ website or by calling (877) 674-7070 (North America) or (416) 764-8692 (international), Conference ID: 796788.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog and mixed signal semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® market index (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This earnings release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles, including a rise in inflation and the current heightened risk of recession; our reliance on a small number of key customers for a large percentage of our sales; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce or our ability to obtain foreign-sourced raw materials), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, fluctuations in foreign currency exchange rates, and other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the war in Ukraine; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Laboratories Inc.; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the effects of the COVID-19 pandemic on business conditions in our industry and the potential for the uncertain duration, severity and future impact of the pandemic, including as a result of more contagious variants of the virus that causes COVID-19, to result in significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances; and other risks and uncertainties, including those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this earnings release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net revenue	$1,071.2	$1,232.6	$3,553.6	$4,078.6
Cost of goods sold	607.1	649.3	1,924.4	2,142.9
Gross profit	464.1	583.3	1,629.2	1,935.7
Operating expenses:
Research and development	148.0	156.5	460.0	468.4
Selling, general, and administrative	77.2	77.0	240.7	242.1
Amortization of intangibles	3.8	21.9	29.5	77.0
Restructuring, impairment, and other charges	4.4	2.1	28.0	9.3
Total operating expenses	233.4	257.5	758.2	796.8
Operating income	230.7	325.8	871.0	1,138.9
Interest expense	(16.2)	(11.3)	(52.0)	(33.6)
Other income (expense), net	7.6	(0.4)	13.6	(0.9)
Income before income taxes	222.1	314.1	832.6	1,104.4
Provision for income taxes	26.3	46.8	94.6	131.4
Net income	$195.8	$267.3	$738.0	$973.0
Earnings per share:
Basic	$1.23	$1.66	$4.63	$5.96
Diluted	$1.22	$1.66	$4.61	$5.93
Weighted average shares:
Basic	159.2	160.9	159.4	163.3
Diluted	160.0	161.5	160.0	164.1

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
GAAP gross profit	$464.1	$583.3	$1,629.2	$1,935.7
Share-based compensation expense [a]	3.3	8.0	13.4	22.9
Acquisition-related expenses	—	—	—	7.3
Amortization of acquisition-related intangibles	41.6	39.4	127.4	121.2
Non-GAAP gross profit	$509.0	$630.7	$1,770.0	$2,087.1
GAAP gross margin %	43.3%	47.3%	45.8%	47.5%
Non-GAAP gross margin %	47.5%	51.2%	49.8%	51.2%

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
GAAP operating income	$230.7	$325.8	$871.0	$1,138.9
Share-based compensation expense [a]	44.8	52.1	135.2	158.2
Acquisition-related expenses	1.5	3.2	10.6	14.2
Amortization of acquisition-related intangibles	45.5	61.3	156.9	198.3
Settlements, gains, losses, and impairments	(1.0)	(4.8)	18.1	(2.2)
Restructuring and other charges	5.1	2.1	12.2	9.3
Non-GAAP operating income	$326.6	$439.7	$1,204.0	$1,516.7
GAAP operating margin %	21.5%	26.4%	24.5%	27.9%
Non-GAAP operating margin %	30.5%	35.7%	33.9%	37.2%

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
GAAP net income	$195.8	$267.3	$738.0	$973.0
Share-based compensation expense [a]	44.8	52.1	135.2	158.2
Acquisition-related expenses	1.5	3.2	10.6	14.2
Amortization of acquisition-related intangibles	45.5	61.3	156.9	198.3
Settlements, gains, losses, and impairments	(0.6)	(4.4)	19.3	(0.8)
Restructuring and other charges	5.1	2.1	12.2	9.3
Tax adjustments	(15.8)	12.0	(58.2)	(3.3)
Non-GAAP net income	$276.3	$393.6	$1,014.0	$1,348.9

	Three Months Ended		Nine Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
GAAP net income per share, diluted	$1.22	$1.66	$4.61	$5.93
Share-based compensation expense [a]	0.28	0.33	0.85	0.96
Acquisition-related expenses	0.01	0.02	0.07	0.08
Amortization of acquisition-related intangibles	0.28	0.38	0.98	1.21
Settlements, gains, losses, and impairments	—	(0.03)	0.13	—
Restructuring and other charges	0.03	0.01	0.08	0.06
Tax adjustments	(0.09)	0.07	(0.36)	(0.02)
Non-GAAP net income per share, diluted	$1.73	$2.44	$6.36	$8.22

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies, and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations, or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain income tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, acquisition-related expenses, and amortization of acquisition-related intangibles. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, and restructuring-related charges. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses, and impairments, restructuring-related charges, and certain income tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation Expense - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses and Amortization of Acquisition-Related Intangibles - including such items as, when applicable, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, and amortization of acquired intangible assets because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses, and Impairments - because such settlements, gains, losses, and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized, and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Restructuring and Other Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the fourth quarter of our 2023 fiscal year (“Q4 2023”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q4 2023 GAAP diluted earnings per share to a forward-looking estimate of Q4 2023 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q4 2023 (other than estimated share-based compensation expense of $0.20 to $0.30 per diluted share, estimated amortization of intangibles of $0.25 to $0.30 per diluted share and certain tax items of -$0.10 to -$0.20 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.15 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a] The following table summarizes the expense recognized in accordance with ASC 718 - Compensation, Stock Compensation (in millions):

	Three Months Ended		Nine Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Cost of goods sold	$3.3	$8.0	$13.4	$22.9
Research and development	24.4	24.2	69.7	74.4
Selling, general, and administrative	17.1	19.9	52.1	60.9
Total share-based compensation	$44.8	$52.1	$135.2	$158.2

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	As of
(in millions)	June 30, 2023	September 30, 2022
Assets
Cash, cash equivalents, and marketable securities	$739.5	$586.8
Accounts receivable, net	726.8	1,094.0
Inventory	1,235.6	1,212.1
Property, plant, and equipment, net	1,424.4	1,604.8
Goodwill and intangible assets, net	3,446.3	3,621.4
Other assets	891.5	754.7
Total assets	$8,464.1	$8,873.8

Liabilities and Equity
Accounts payable	$160.1	$274.2
Accrued and other liabilities	934.5	941.5
Debt	1,491.6	2,189.1
Stockholders’ equity	5,877.9	5,469.0
Total liabilities and equity	$8,464.1	$8,873.8

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Cash flow from operating activities
Net income	$195.8	$267.3	$738.0	$973.0
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	44.8	52.1	135.2	158.2
Depreciation	97.4	97.0	295.8	289.6
Amortization of intangible assets, including inventory step-up	51.3	65.9	174.7	219.1
Deferred income taxes	(29.2)	23.9	(86.3)	30.3
Asset impairment charges	—	—	17.0	—
Amortization of debt discount and issuance costs	0.9	1.0	2.9	3.0
Other, net	(4.2)	(6.5)	(2.2)	(5.1)
Changes in assets and liabilities:
Receivables, net	(41.9)	12.5	367.2	(29.4)
Inventory	24.5	(176.5)	(24.9)	(227.8)
Accounts payable	(3.6)	17.5	(98.3)	32.5
Other current and long-term assets and liabilities	(30.1)	(140.3)	(28.2)	(255.1)
Net cash provided by operating activities	305.7	213.9	1,490.9	1,188.3
Cash flow from investing activities
Capital expenditures	(31.3)	(125.1)	(140.2)	(347.7)
Purchased intangibles	(3.7)	(2.3)	(18.8)	(16.3)
Purchases of marketable securities	(11.7)	(12.9)	(282.1)	(91.4)
Sales and maturities of marketable securities	223.8	115.5	289.0	216.2
Other	5.8	7.6	5.9	7.6
Net cash provided by (used in) investing activities	182.9	(17.2)	(146.2)	(231.6)
Cash flow from financing activities
Repurchase of common stock — payroll tax withholdings on equity awards	(1.0)	(1.6)	(33.6)	(85.2)
Repurchase of common stock — stock repurchase program	—	(119.1)	(175.3)	(806.5)
Dividends paid	(98.7)	(90.0)	(296.7)	(273.7)
Net proceeds from exercise of stock options	0.1	0.6	1.0	3.2
Proceeds from employee stock purchase plan	—	—	15.5	15.6
Payments of debt	(500.0)	—	(700.0)	(50.0)
Net cash used in financing activities	(599.6)	(210.1)	(1,189.1)	(1,196.6)
Net increase (decrease) in cash and cash equivalents	(111.0)	(13.4)	155.6	(239.9)
Cash and cash equivalents at beginning of period	832.6	656.4	566.0	882.9
Cash and cash equivalents at end of period	$721.6	$643.0	$721.6	$643.0